[LETTERHEAD of
                          KINGERY, CROUSE & HOHL P.A.]



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form S-4 of our report dated March 3, 2000, with respect to the financial statements of Brilliant Sun Industry Co. as of and for the period May 4, 1999 (date of incorporation) to December 31, 1999, filed with the Securities and Exchange Commission.


/s/ Kingery Crouse & Hohl, P.A.
February 9, 2001

Tampa, Florida